Exhibit 99.1

CONTACT:

Environmental Power Corporation Kam Tejwani President and Chief Executive Officer (603) 431-1780 ktejwani@environmentalpower.com	-OR-	Barretto Pacific Corporation John Baldissera 800-368-1217 ir@barrettopacific.com

ENVIRONMENTAL POWER CORPORATION APPOINTS RICHARD KESSEL

AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Portsmouth, NH – July 18, 2006 –The Board of Directors of Environmental Power Corporation (AMEX:EPG) announced today that Richard Kessel has been appointed as its President and Chief Executive Officer, effective July 17, 2006. Mr. Kessel will take over these positions from Kamlesh R. Tejwani, who has served as Environmental Power’s President and Chief Executive Officer since July 2003 and who will retain the position of Vice Chairman of the Board of Directors. Mr. Kessel will also serve as President of Environmental Power’s subsidiary, Microgy, Inc., taking over from Donald A. “Andy” Livingston, who has been serving as acting President of Microgy since March 2006.

Mr. Kessel, a veteran in the energy and environmental sectors, brings a wealth of experience in executive leadership, public-company management and energy industry knowledge to his new role. Mr. Kessel has served as President and CEO of Suez Environment North America, a $1.3 billion water, wastewater and environmental management business, and as President and CEO of Trigen Energy Corporation, a $1 billion asset-based energy services company. At Trigen, Mr. Kessel developed and implemented the business concept to provide energy solutions to the industrial and institutional markets in North America, securing several billion dollars’ worth of revenue under long-term contracts to credit-worthy customers. Prior to Trigen, Mr. Kessel served in a number of roles in the energy sector, including Chief Operating Officer of Sithe Energies, which developed from a start-up to one of the most respected independent power producers, and in various managerial and operational roles at Ebasco Services, an international power industry engineering and construction company.

The hiring of Mr. Kessel marks the culmination of Environmental Power’s leadership transition initiative in light of the planned retirement of Joseph E. Cresci and Mr. Livingston from active executive roles and the desire to concentrate Mr. Tejwani’s energies on assisting with the execution of the company’s near-term financing strategies. Mr. Tejwani will continue as Vice Chairman, with responsibility for providing the company and its new CEO with support in accessing the capital markets and investor relations. Messrs. Cresci and Livingston have agreed to remain engaged as consultants to the company, providing project continuity, transition services and support as directed by Mr. Kessel and the Board of Directors. Messrs. Cresci and Livingston will remain members of the Board of Directors, with Mr. Cresci continuing as Chairman.

Joseph E. Cresci, Chairman of Environmental Power, stated, “I would like to first thank Kam Tejwani for his three years of leadership of Environmental Power Corporation. During that time, Kam achieved great success in furthering the operational goals of our company, obtaining the capital we needed to grow our business and in increasing shareholder value. Because of his deep commitment to the success of Environmental Power, he recognized, with the rest of the Board, the need for strong, fresh executive leadership to capitalize on the tremendous growth opportunity we have before us. As a result, Kam and I, along with several other directors, conducted an extensive search for the right chief executive to take our company forward from this point.” Mr. Cresci continued, “The Board of Directors is extremely impressed with Rich’s credentials, his track record, his energy and his enthusiasm for our business.”

Mr. Tejwani remarked, “Given the ever increasing interest in developing renewable energy sources in this country, our strong market position and the significant market potential, we believe that Environmental Power, and Microgy in particular, are well positioned for a period of rapid growth.” Mr. Tejwani continued, “The importance and the magnitude of the opportunity before us calls for experienced executive leadership: Rich Kessel has demonstrated his ability to provide that kind of leadership. Through focus, strategic thinking and perseverance Rich has become an industry leader and achieved a highly regarded track record. His service as a chief executive of NYSE and Nasdaq-listed companies, as well as early-stage enterprises and integrated holding companies, demonstrate his capability to lead in a variety of situations. In addition, his extensive experience and knowledge of the energy industry, along with direct, hands-on experience in developing businesses which provided integrated and customized energy solutions, will prove invaluable in leading Microgy to greatness.” Mr. Tejwani concluded, “I look forward to assisting him as he assumes the leadership of this company. We expect great things from him.”

Mr. Kessel said, “I am honored to join Environmental Power at this exciting time in the company’s growth. I look forward to building on the strong platform which management has assembled, and to leading the company through the rapid growth opportunity. I would like to thank the Board for its strong support as we effect this transition and lead the company to fulfill its ultimate potential.”

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at http://www.environmentalpower.com.

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” “proposed,” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies; uncertainties regarding project financing, the lack of binding commitments and/or the need to negotiate and execute definitive agreements for the construction and financing of projects, the sale of project output, the supply of substrate and other requirements and for other matters; financing and cash flow requirements and uncertainties; inexperience with the development of multi-digester projects; risks relating to fluctuations in the price of commodity fuels like natural gas, and our inexperience with managing such risks; difficulties involved in developing and executing a business plan; difficulties and uncertainties regarding acquisitions; technological uncertainties; including those relating to competing products and technologies; risks relating to managing and integrating acquired businesses; unpredictable developments; including plant outages and repair requirements; the difficulty of estimating construction, development, repair and maintenance costs and timeframes; the uncertainties involved in estimating insurance and implied warranty recoveries, if any; the inability to predict the course or outcome of any negotiations with parties involved with our projects; uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses; uncertainties relating to government and regulatory policies and the legal environment; uncertainties relating to the availability of tax credits, deductions, rebates and similar incentives; intellectual property issues; the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT

Kam Tejwani, CEO of Environmental Power Corporation

(603) 431-1780

Public Relations Contact:

John Abrashkin, Ricochet Public Relations

(212) 679-3300 x121

jabrashkin@ricochetpr.com

Investor Relations Contact:

John Baldissera, BPC Financial Marketing

1-800-368-1217

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